UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOENVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a press release issued by Bioenvision, Inc.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition of Bioenvision, Inc. (“Bioenvision”) by Genzyme Corporation (“Genzyme”) and the required approval of the transaction by Bioenvision’s stockholders, Bioenvision filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 7, 2007. Stockholders of Bioenvision are urged to read the definitive proxy statement and any other relevant documents because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents when they become available by contacting Bioenvision Investor Relations at (212) 750-6700 ext. 160. In addition, documents filed with the SEC by both Genzyme and Bioenvision are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Bioenvision in connection with the transaction, and their interests in the solicitation, is set forth in the proxy materials filed by Bioenvision with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in the press release are “forward-looking” statements, including express or implied statements regarding the future approval by Bioenvision’s stockholders of the pending agreement and plan of merger with Genzyme and regarding Bioenvision obtaining regulatory approval of its products.  Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with whether the merger of Wichita Bio Corporation with and into Bioenvision will be approved by the stockholders of Bioenvision; risks associated with the uncertainty as to whether such merger will in fact occur, risks associated with disruptions from the proposed merger transaction which may harm relationships with customers, employees, suppliers and partners; risks associated with the outcome of litigation and regulatory proceedings to which we are currently a party and may become a party in the future; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision’s compounds under development in particular; the potential failure of Bioenvision’s compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision’s compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision’s business, structure or projections; the development of competing products; uncertainties related to Bioenvision’s dependence on third parties and partners; and those risks described in Bioenvision’s filings with the SEC. Bioenvision assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law and the statements contained in the press release are current as of the date hereof only.

CONTACTS:

James S. Scibetta (investors)

(212) 750-6700

Sondra S. Newman (media)

(617) 877-5687

For Immediate Release

Bioenvision Final Vote to Take Place at October 5

Special Meeting of Stockholders

Bioenvision Provides Additional Clarity for Stockholders

New York, NY — (October 4, 2007) — Bioenvision, Inc. (NASDAQ: BIVN) announced that, at a special meeting of stockholders to be held tomorrow, October 5, Bioenvision stockholders will vote to consider the adoption of the Agreement and Plan of Merger, dated May 29, 2007, between Bioenvision and Genzyme Corporation, as amended by Amendment No. 1 thereto, dated August 8, 2007 (the “Merger Agreement”).

“Based on the support we have received thus far from stockholders with regard to the Merger Agreement with Genzyme, we fully expect that October 5th will be the final opportunity for the remaining stockholders to vote their shares.  As we indicated earlier today, stockholders with approximately 47% of Bioenvision’s issued and outstanding shares of common stock and preferred stock have already indicated their approval of the Merger Agreement,” stated Christopher B. Wood, M.D., Chairman and Chief Executive Officer of Bioenvision. “We strongly encourage all remaining stockholders to participate in this final voting opportunity.”

Bioenvision announced earlier today an adjournment of the special meeting scheduled for October 4 until it reconvenes on October 5 at 11 a.m. local time at the offices of Goodwin Procter LLP, at 599 Lexington Avenue in New York.  Voting will remain open until the completion of the reconvened meeting. Bioenvision’s board of directors has unanimously approved the Merger Agreement, whereby Genzyme would acquire the company in an all cash transaction valued at $5.60 per share, or approximately $345 million.

As of the October 4 adjournment of the special meeting of stockholders, holders of approximately 47% of the company’s issued and outstanding shares of common stock and preferred stock (voting together as a single class on as converted to common stock basis) had indicated their approval of the Merger Agreement, which represents approximately 63% of the shares cast in person or by proxy at the special meeting of stockholders.

Stockholders who have previously submitted their proxy or otherwise voted, and who do not wish to change their vote, need not take any action. Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares (or changing a prior vote of their shares) should contact Bioenvision’s proxy solicitor, The Altman Group, 1200 Wall Street West, Lyndhurst, NJ 07071, (800)622-1642 (toll-free stockholders line) or (212)681-9600 (collect), email: info@altmangroup.com. Banks and brokerages can contact The Altman Group at (201)806-7300.

Additional Information and Where to Find It

In connection with the proposed transaction, Bioenvision has filed a definitive proxy statement, a proxy supplement and other materials with the Securities and Exchange Commission (the “SEC”). We urge investors to read the proxy materials carefully, as they contain important information about Bioenvision and the proposed Merger Agreement.  Investors can obtain free copies of the definitive proxy statement as well as other filed documents containing information about Bioenvision  at http://www.sec.gov, the SEC’s free internet site.  These filings are also accessible in the Investors section of the company’s website at http://www.bioenvision.com.

About Bioenvision, Inc.

Bioenvision’s primary focus is the acquisition, development, and marketing of compounds and technologies for the treatment of cancer. Bioenvision’s product pipeline is focused on: Evoltra® (clofarabine) and Modrenal®. For more information on Bioenvision please visit our website at www.bioenvision.com.

Certain statements contained in this press release are “forward-looking” statements, including express or implied statements regarding the future approval by Bioenvision’s stockholders of the pending agreement and plan of merger with Genzyme. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with whether the merger of Wichita Bio Corporation with and into Bioenvision will be approved by the stockholders of Bioenvision; risks associated with the uncertainty as to whether such merger will in fact occur, risks associated with disruptions from the proposed merger transaction which may harm relationships with customers, employees, suppliers and partners; risks associated with the outcome of litigation and regulatory proceedings to which we are currently a party and may become a party in the future; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision’s compounds under development in particular; the potential failure of Bioenvision’s compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision’s compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision’s business, structure or projections; the development of competing products; uncertainties related to Bioenvision’s dependence on third parties and partners; and those risks described in Bioenvision’s filings with the SEC. Bioenvision assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law and the statements contained in this press release are current as of the date of this release only.

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